BASE CONSULTANTS

www.baseconsultants.com

Offer of January 16, 2005 for

SES SA Marketing Director Consultant

J.C. Hadorn’s work with SES: active participation in management, involvement in raising funds, planning and overseeing construction of the building, R&D, SES Marketing (solar tiles), relations with international organizations and suppliers, any activities that allow SES to grow and become more profitable.

Fee as Chair of the Board of Directors included.

Place of work: as often as possible for Mr. Hadorn, at SES

Period: January 1, 2006 to December 31, 2006

Our Offer

Quote	Days	Rate/day in CHF	Total
CHF
JC Hadorn Consultant	80	1500	120,000
(Equivalent to hourly rate of: 176.00)	(680 hours)
VAT 7.6%			9,120
Total including all taxes			129,120

Travel

Travel and miscellaneous costs will be charged in addition to the basic fee. Insofar as possible, tickets and other travel costs will be purchased and paid for directly by SES.

This offer will be valid for: 30 days

Terms of payment: quarterly

The statement will indicated hours worked for SES and the equivalent number of days.

On the account: UBS SA Geneve, Account 240-320113.00L, BASE Consultants SA

If you are in agreement, you may simply return a copy of this document to us, marked “Accepted”, dated and signed.

Jean-Christophe Hadorn

Name and position: Sandrine Crisafulli, administrative director

Your acceptance: [signed]

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